                                                                                                   EXHIBIT 32.1

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

The undersigned, Michael Lami and Angela Ross, Chief Executive Officer and Principal Financial Officer, respectively of RT Technologies, Inc. (the "Registrant") do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period June 30, 2011 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

 (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:  August 11, 2011

By:  /s/ Michael Lami

       Michael Lami

       Chief Executive Officer

By:  /s/ Angela Ross

       Angela Ross

       Principal Financial Officer

 * A signed original of this written statement required by Section 906 has been provided to RT Technologies, Inc. and will be retained by RT Technologies, Inc. and furnished to the Securities Exchange Commission or its staff upon request.